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                                                                    Exhibit 99.1

NEWS RELEASE

CONTACTS:

Mark Hebeisen
Endwave Corporation
408-522-7702
mark.hebeisen@endwave.com

For Immediate Release

ENDWAVE APPOINTS BURR, PILGER & MAYER LLP TO SERVE AS COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SUNNYVALE, CA -- October 12, 2004 - Endwave Corporation (NASDAQ: ENWV), a leading provider of radio frequency (RF) subsystems for carrier-class cellular infrastructure, broadband wireless networks, homeland security and defense applications, today announced that its Audit Committee of the Board of Directors has appointed Burr, Pilger & Mayer LLP (BPM) to serve as Endwave's independent registered public accounting firm, replacing Ernst & Young LLP.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years contained no adverse opinion nor a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

"We are pleased with the decision to bring on BPM," said Julianne Biagini, Endwave's Chief Financial Officer.

Endwave will file a Form 8-K with the Securities and Exchange Commission today detailing the appointment of independent public accountants.

ABOUT ENDWAVE

Endwave Corporation develops and manufactures radio frequency (RF) subsystems for use in high-speed cellular backhaul networks, enterprise access, homeland security, defense electronics, commercial radar systems, and other broadband applications. These products include integrated transceivers, oscillators/synthesizers, high-power cellular switch-combiners, and RF modules (amplifiers, frequency multipliers, switches, and up/down-converters.) Endwave has more than 35 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA; Andover, MA; and Lamphun, Thailand. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.